EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY ANNOUNCES
NEW RESTAURANT OPENINGS; UPDATE ON FILING OF FORM 10-K

FOR IMMEDIATE RELEASE	CONTACT: JANE VALLAIRE
(818) 871-3000

          Calabasas Hills, CA  March 29, 2005 – The Cheesecake Factory Incorporated  (Nasdaq: CAKE) today announced the opening of two new restaurants on March 28, 2005:

•	The Cheesecake Factory at The Grove in Los Angeles, containing approximately 9,600 square feet and 290 seats, and

•	The Cheesecake Factory at First Colony Mall in Sugar Land, Texas, a suburb of Houston, containing approximately 10,500 square feet and 300 seats.

          “We are very pleased with the opening night results at both of these restaurants,” commented David Overton, Chairman and CEO.  “This brings us to our previously stated plan of five first quarter openings and keeps us on schedule to open as many as 18 new restaurants in fiscal 2005.”

          The Company also announced that it is continuing its review of the accounting treatment for its operating leases.  Specifically, the Company has learned that the Staff of the Securities and Exchange Commission provided additional guidance last week with respect to the accounting treatment for rent holiday periods.  The rent holiday period is the period from the Company’s commencement of tenant improvements until the rent commencement date stated in the lease.  As a result, the Company is evaluating what portion of the straight-line rent allocated to the rent holiday period should be recognized as a cost of construction of leasehold improvements and capitalized.  The restatement adjustments do not change previously reported revenues or net cash flows.

          The lease accounting errors will not result in a material misstatement of the Company’s consolidated financial statements for any annual or interim period previously reported.  However, the Company determined the cumulative adjustment for the above corrections to be significant to the 2004 fourth quarter results and, therefore, will restate its prior annual and quarterly information in its 2004 Annual Report on Form 10-K.  Management’s Report on Internal Controls over Financial Reporting to be included in the Company’s Annual Report on Form 10-K will contain an assessment by management that the Company’s internal control over financial reporting was effective as of December 28, 2004.

The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 · Telephone (818) 871-3000 · Fax (818) 871-3100

          The Company previously announced that it had filed Form 12b-25 with the Securities and Exchange Commission with respect to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2004.  If a Form 10-K is filed within 15 calendar days after its prescribed due date and a Form 12b-25 is timely filed, then the Form 10-K is deemed to be timely filed on its prescribed due date.  However, due to the additional time needed to evaluate and resolve the lease accounting issue with respect to the rent holiday period, the Company expects that it will be unable to file its Form 10-K within the 15 calendar day period. Notwithstanding the Form 12b-25 filing, the Company now expects it will file its Form 10-K within approximately one week.

          This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they were made.  The adjustments described above are subject to change based upon completion of the review by the Company and its independent registered public accounting firm.  The Company undertakes no obligation to update publicly or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company’s filings with the Securities and Exchange Commission.

          The Cheesecake Factory Incorporated operates 92 upscale, casual dining restaurants under The Cheesecake Factory ® name that offer an extensive menu of more than 200 items with an average check of approximately $16.60.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates five upscale casual dining restaurants under the Grand Lux Cafe ® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe ® name.

The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 · Telephone (818) 871-3000 · Fax (818) 871-3100